                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to
     Section 240.14a-11(c) or Section 240.14a-12


                             USA BIOMASS CORPORATION
-------------------------------------------------------------------------------
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

-------------------------------------------------------------------------------
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

-------------------------------------------------------------------------------
(1)  Title of each class of securities to which transaction applies:

-------------------------------------------------------------------------------
(2)  Aggregate number of securities to which transaction applies:

-------------------------------------------------------------------------------
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

-------------------------------------------------------------------------------
(4)  Proposed maximum aggregate value of transaction:

-------------------------------------------------------------------------------
(5)  Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)   Amount Previously Paid:

-------------------------------------------------------------------------------
     (2)   Form, Schedule or Registration Statement No.:

-------------------------------------------------------------------------------
     (3)   Filing Party:

-------------------------------------------------------------------------------
     (4)   Date Filed:

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Notes:

                             USA BIOMASS CORPORATION
                                7314 SCOUT AVENUE
                             BELL GARDENS, CA 90201




                                October 27, 2000

To Our Stockholders:

     You are cordially invited to attend the 2000 Annual Meeting of Stockholders of USA Biomass Corporation (the "Company") which will be held at 10:00 a.m., Pacific Daylight Time, on Friday, December 15, 2000, at the Company offices located at 7314 Scout Avenue, Bell Gardens, CA 90201 (the "Annual Meeting"). All holders of the Company's outstanding common stock as of November 7, 2000 are entitled to vote at the Annual Meeting.

     ALL STOCKHOLDERS SHOULD BE AWARE THAT ON OCTOBER 6, 2000, THE COMPANY DID CONVENE ITS ANNUAL STOCKHOLDERS MEETING. A DEMAND FOR THE APPOINTMENT OF AN INDEPENDENT INSPECTOR OF ELECTIONS RESULTED IN THE ADJOURNMENT OF THE MEETING BEFORE THE COMPLETION OF ALL OF THE AGENDA ITEMS. THE COMPANY REGRETS THE INCONVENIENCE CAUSED TO THOSE IN ATTENDANCE.

     Enclosed is a copy of the Notice of Annual Meeting of Stockholders, Proxy Statement and Proxy Card. A current report on the business operations of the Company will be presented at the meeting, and the stockholders will have an opportunity to ask questions.

     We hope you will be able to attend the Annual Meeting. Whether or not you expect to attend, it is important that you complete, sign, date and return the Proxy Card in the enclosed envelope in order to make certain that your shares will be represented at the Annual Meeting.




                                             Sincerely,

                                             /s/ Lance B. Jones

                                             Lance B. Jones
                                             President and Corporate Secretary

                             USA BIOMASS CORPORATION
                                7314 SCOUT AVENUE
                             BELL GARDENS, CA 90201

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                     TO BE HELD ON FRIDAY, DECEMBER 15, 2000

     NOTICE IS HEREBY GIVEN that the 2000 Annual Meeting of Stockholders of USA Biomass Corporation, a Delaware corporation (the "Company"), will be held at 10:00 a.m., Pacific Daylight Time, on Friday, December 15, 2000, at the Company offices located at 7314 Scout Avenue, Bell Gardens, CA 90201 (the "Annual Meeting") for the following purposes:

          1.   To elect a Board of Directors of five members;

          2.   To approve adoption of the Company's 2000 Stock Option Plan;

          3. To ratify the selection of Kelly & Company to audit the financial statements of the Company for the fiscal year beginning January 1, 2000; and

          4. To transact such other business as may properly come before the Annual Meeting or any adjournment or adjournments thereof.

     The Board of Directors has fixed the close of business on November 7, 2000, as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and all adjourned meetings thereof.

                                        By Order of the Board of Directors

                                        /s/ Lance B. Jones

                                        Lance B. Jones
                                        President and Secretary

Dated:  October 27, 2000

PLEASE FILL IN, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE RETURN ENVELOPE FURNISHED FOR THAT PURPOSE AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. IF YOU LATER DESIRE TO REVOKE YOUR PROXY FOR ANY REASON, YOU MAY DO SO IN THE MANNER DESCRIBED IN THE ATTACHED PROXY STATEMENT.

                             USA BIOMASS CORPORATION
                                7314 SCOUT AVENUE
                             BELL GARDENS, CA 90201

                                 PROXY STATEMENT

                       2000 ANNUAL MEETING OF STOCKHOLDERS

                     TO BE HELD ON FRIDAY, DECEMBER 15, 2000

                                VOTING AND PROXY

     This proxy statement is being furnished in connection with the solicitation of proxies by the Board of Directors of USA Biomass Corporation, formerly AMCOR Capital Corporation (the "Company"), for use at the 2000 Annual Meeting of Stockholders to be held at 10.00 a.m., Pacific Daylight Time, on Friday, December 15, 2000, at the Company offices located at 7314 Scout Avenue, Bell Gardens, CA 90201 (the Annual Meeting"), and at any adjournments thereof. When such proxy is properly executed and returned, the shares it represents will be voted in accordance with any directions noted thereon. If no specification is indicated, shares of the Company's Common Stock will be voted "for" the election as directors of the five nominees listed thereon. Any stockholder giving a proxy has the power to revoke it at any time before it is voted by written notice to the Secretary of the Company, by issuance of a subsequent proxy or by voting at the Annual Meeting in person.

ALL STOCKHOLDERS SHOULD BE AWARE THAT ON OCTOBER 6, 2000, THE COMPANY DID CONVENE ITS ANNUAL STOCKHOLDERS MEETING. A DEMAND FOR THE APPOINTMENT OF AN INDEPENDENT INSPECTOR OF ELECTIONS RESULTED IN THE ADJOURNMENT OF THE MEETING BEFORE THE COMPLETION OF ALL OF THE AGENDA ITEMS. THE COMPANY REGRETS THE INCONVENIENCE CAUSED TO THOSE IN ATTENDANCE.

     At the close of business on November 7, 2000, the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting, the Company had issued and outstanding 11,288,666 shares of Common Stock. Each share of Common Stock entitles the holder of record thereof to one vote on any matter coming before the Annual Meeting. Only stockholders of record at the close of business on November 7, 2000 are entitled to notice of and to vote at the Annual Meeting or at any adjournments thereof.

     Under Delaware law and the Company's Bylaws, a majority of the shares entitled to vote, represented in person or by proxy, will constitute a quorum at a meeting of stockholders. The election of each of the six nominees identified in this Proxy Statement will require the affirmative vote of a plurality of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors.

     Generally, if a quorum is present, the affirmative vote of a majority of the shares represented and voting on any other matter will constitute the act of the stockholders provided the number of shares voting in favor of any proposal equals at least a majority of the quorum. Although abstentions and "broker non-votes" are not counted either "for" or "against" any proposals, if the number of abstentions or "broker non-votes" results in the votes "for" a proposal not equaling at least a majority of the quorum required for the meeting, the proposal will not be approved. This will be the case even though the number of votes "for" the proposal exceeds the votes "against" the proposal.

     The Company will pay the expenses of soliciting proxies for the Annual Meeting, including the cost of preparing, assembling and mailing the proxy solicitation materials. Directors, officers and regular employees of the Company who will not be additionally compensated therefore may solicit proxies personally, or by mail or by telephone. It is anticipated that this proxy statement and accompanying proxy card will be mailed on or about November 15, 2000 to all stockholders entitled to vote at the Annual Meeting.

     The matters to be considered and acted upon at the Annual Meeting are referred to in the preceding notice and are more fully discussed below.

                             ELECTION OF DIRECTORS

                                  (Proposal 1)

     Directors are elected annually and hold office until the next annual meeting of stockholders or until their respective successors are elected and qualify. It is intended that the proxies solicited by the Board of Directors will be voted for election of the five nominees listed below unless a contrary instruction is made on the proxy. If for any reason one or more of these nominees should be unavailable as a candidate for director, an event which is not anticipated, the person named in the accompanying proxy will vote for another candidate or candidates nominated by the Board of Directors.

     Each nominee's and other executive officers' name, age, office with the Company, if any, the year first elected as a director, if applicable, and certain biographical information regarding the nominees and other executive officers are set forth below:

NAME                       AGE                     POSITION                    DIRECTOR SINCE
----                       ---                     --------                    --------------
Eugene W. Tidgewell.....   50        Chief Financial Officer, Treasurer,            1999
                                     Chief Operating Officer, Director
Lance B. Jones..........   57        President, Secretary,                          2000
                                     Director nominee
A. James Nikas, III.....   43        Director nominee                               2000
Bernie J. Nash..........   74        Director nominee                               2000
Jack H. Kurchian........   46        Director nominee                               2000

NOMINEES FOR DIRECTORS

     EUGENE W. TIDGEWELL has served as the Chief Financial Officer and Treasurer and as a Vice President of the Company since January 1998 and assumed the lead management role in the Company's transition to the biomass business. Mr. Tidgewell also serves as Vice President and Director of AMCOR Properties, Inc. He has been acting Secretary of the Company since April 2000. Mr. Tidgewell began his career as an audit senior for Ernst & Ernst, from 1971 to 1974. Thereafter, he was employed in various accounting and financial positions, before joining Kelly & Company, the Company's independent accountants, as audit manager in 1989 where he remained prior to joining the Company in 1998. Mr. Tidgewell holds a Bachelor of Science Degree in Business Administration (Accounting) from the University of Notre Dame and is a Certified Public Accountant in the State of California.

     LANCE B. JONES is President of Lance B. Jones & Associates, Environmental Consultants. From 1992 to 1996, he served as assistant general counsel for Western Waste Industries, then the fifth largest solid waste collection company in the United States, and also as assistant to the President for green waste diversion programs. From 1982 to 1992, Jones was Chairman and Chief Executive Officer of United Pacific Corporation, a pioneer biomass/green waste recycling firm later acquired by Western Waste in 1992. Jones served four terms as the elected District Attorney of Sheboygan County, Wisconsin from 1969 to 1977, and President of the Wisconsin DA's Association in 1977. Prior to founding United Pacific Corporation, Jones served as staff legal counsel to the Wisconsin State Senate. He is a 1968 graduate of the University of Wisconsin (Madison) Law School.

     A. JAMES NIKAS, III is a private investor and, since 1993, has been president of GeoVerde Corporation, which provides venture capital and services to start-up companies and turn-around situations. He also serves as a director and treasurer of AMUR Pharmaceuticals, Inc. From 1984 to 1993 he was a principal of GeoMarketing, which provides consulting services to start-up businesses. From 1979 to 1984 he was an exploration geologist for Standard Oil Company of Ohio. Mr. Nikas graduated in 1980 with a Bachelor of Arts Degree in Geology from San Francisco State University.

     BERNIE J. NASH has enjoyed a long and distinguished career in the solid waste industry from owning and operating collection companies to landfill management. In 1950 Nash founded C.V. Disposal Company in Santa Fe Springs, California providing residential and commercial hauling services in the unincorporated areas of Los Angeles County. He pioneered privatization in the greater L.A. market by securing exclusive franchise agreements to collect and transport solid waste in the cities of Santa Fe Springs, Whittier, Norwalk, Monterey Park, Lynwood, South Gate, Artesia, Cerritos, Corona, Norco, Upland and Sierra Madre. Between 1962 and 1964, Nash opened and managed two landfills in the city of Santa Fe Springs. In 1974 C. V. Disposal merged with Western Waste Industries to soon become the fifth largest solid waste collection, transportation and recycling firm in the

United States. Nash served as a director and vice president of the company until his retirement in 1990. He continues to provide consulting services to the industry in southern California.

     JACK H. KURCHIAN is similarly a seasoned industry veteran focusing principally on the design, permitting and construction of solid waste transfer stations, material recovery facilities, green waste collection and processing sites, and landfills. Kurchian was selected the project manager to oversee the renovation and expansion of the Carson transfer station from a capacity of 2,500 to 5,300 tons per day. In 1993, he designed and directed the construction of the Chino Green Waste Collection and Processing Facility on the grounds of the California Institution for Men for Western Waste Industries as part of an innovative join venture program with the California Department of Corrections. On the landfill side, Kurchian supervised the expansion and associated permitting of the El Sobrante landfill in Riverside County, California from a daily capacity of 2,500 tons per day to 10,000 tons per day, and worked closely with the joint venture partners in the creation and development of the Mesquite Regional Landfill Rail-Haul Project.

BOARD OF DIRECTORS MEETINGS

     The Board of Directors of the Company held eight (8) meetings during the fiscal year ended December 31, 1999 and took action, where appropriate, by unanimous written consent. Each incumbent director attended at least 75% of the aggregate of (a) the total number of meetings of the Board of Directors held during the fiscal year ended December 31, 1999 (held during the period for which he has been a director) and (b) the total number of meetings held by all committees of the Board of Directors on which he or she served during the fiscal year ended December 31, 1999 (held during the period that he or she served).

     All directors hold office until the next annual meeting of stockholders of the Company and the election and qualification of their successors. Officers are appointed by, and serve at the discretion of, the Board of Directors.

COMMITTEES

     The Board of Directors has established an Audit Committee, a Compensation Committee, and a Stock Option Committee.

     The Audit Committee makes recommendations to the Board of Directors regarding the selection of independent auditors, reviews the results and scope of the audit and other services provided by the Company's independent auditors, reviews the Company's financial statements for each interim period, and reviews and evaluates the Company's internal audit and control functions for the year ended December 31, 1999, the Audit Committee consisted of Messrs. Behrens (former director) and Tidgewell and Ms. Tapie. The Audit Committee held three meetings during the fiscal year ended December 31, 1999.

     The Compensation Committee makes recommendations to the Board of Directors concerning salaries and incentive compensation for employees and consultants of the Company. The Compensation Committee currently consists of Ms. Tapie and Mr. Leason. The Compensation Committee held two meetings during the fiscal year ended December 31, 1999.

     The Stock Option Committee selects the persons entitled to receive options under the Company's Stock Option Plan and establishes the number of shares, exercise price, vesting period and other terms of the options granted under the 1994 Stock Option Plan and the 1997 Stock Option Plan. The Stock Option Committee did not meet during the fiscal year ended December 31, 1999.

DIRECTORS' COMPENSATION

     During the second half of 1999, the Company's outside directors receive $500 per meeting of the Board of Directors and $250 per meeting of any committee of the Board of Directors. Effective July 1, 1999, all compensation to outside directors was temporarily suspended. It is expected that the previous compensation schedule will be reinstated during the second half of 2000.

COMPLIANCE WITH BENEFICIAL OWNERSHIP REPORTING RULES

     Section 16(a) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), requires the Company's executive officers and directors and persons who beneficially own more than 10% of a registered class of the

Company's Common Stock ("reporting persons") to file initial reports of ownership and reports of changes in ownership with the SEC. Such reporting persons are required by SEC regulations to furnish the Company with copies of all such reports that they file.

     Based solely upon a review of copies of such reports furnished to the Company during its fiscal year ended December 31, 1999 and thereafter, or any written representations received by the Company from reporting persons that no other reports were required, the Company believes that, during the Company's 1999 fiscal year, all Section 16(a) filing requirements applicable to the Company's reporting persons were complied with.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth as of June 1, 2000, certain information with respect to (i) each director of the Company, (ii) the Named Executives (as defined under the heading "Executive Compensation" below) and (iii) all directors and executive officers of the Company as a group. Other than as described below, no other person is known to the Company to be the beneficial owner of more than 5% of the Company's Common Stock. The information with respect to each person specified is as supplied or confirmed by such person or based upon statements filed with the SEC. Each person set forth below was a director of the Company at June 1, 2000.

                                                                      AMOUNT AND NATURE OF
 NAME AND ADDRESS OF BENEFICIAL OWNER        TITLE OF CLASS         BENEFICIAL OWNERSHIP (1)    PERCENT OF CLASS
 ------------------------------------        --------------         ------------------------    ----------------

Fred H. Behrens(2)....................   Common Stock                       1,003,153                     9.05%
7314 Scout Avenue
Bell Gardens, CA 90201

Robert A. Wright(3)...................   Common Stock                         815,018                     7.35%
86025 Avenue 52
Coachella, CA 92286

H. Glen Leason(4).....................   Common Stock                          16,370                       *
77-955 Calle Arroba
La Quinta, California 92253

Marlene Tapie(5)......................   Common Stock                          89,167                       *
7314 Scout Avenue
Bell Gardens, California 90201

Eugene W. Tidgewell(6)................   Common Stock                          29,000                       *
7314 Scout Avenue
Bell Gardens, California 90201

Fred Alexander(7).....................   Common Stock                       1,000,000                     9.02%
1835 "A" S. Center City Pky #418
Escondido, CA  92025

All Directors and Executive...........   Common Stock                       2,952,708                    26.63%
Officers as a group                      Series A Preferred Stock              18,900                     2.53%
(6 persons)(8)

--------------

     *    Represents less than 1%.

     (1) Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares shown as beneficially owned by them. Shares of Common Stock subject to options currently exercisable, or exercisable within 60 days after March 1, 2000, are deemed to be outstanding in calculating the percentage ownership of a person or group but are not deemed to be outstanding as to any other person or group.

     (2) Includes 782,498 shares of Common Stock held by Behrens Partners, Ltd., a family limited partnership controlled by Mr. Behrens. Also includes (i) 207,355 shares of Common Stock held in escrow on behalf of Mr. Behrens, (ii) 13,300 shares held in an IRA account. In October, Mr. Behrens resigned as an Officer and Director of the Company.

     (3) Includes (i) 237,093 shares of Common Stock held by Wright Family Partners, Ltd., a family limited partnership controlled by Mr. Wright,
          (ii) 447,533 shares of Common Stock held in escrow on behalf of Mr. Wright, (iii) 130,392 shares held in an IRA account. On August 16, 2000, Mr. Wright resigned as a Director of the Company.

     (4) Includes 16,200 shares of Common Stock underlying 9,000 shares of Series A 9% Convertible Preferred Stock that are convertible and into Common Stock held in an IRA account.

     (5)  Includes 31,250 shares of Common Stock underlying options.

     (6)  Represents 39,500 shares of Common Stock underlying options.

     (7) Up to 1,000,000 shares to be issued for purchase of American Waste Transport; currently shares held in escrow pending completion of audit. On July 7, 2000, Mr. Alexander resigned as an officer of the Company, effective July 31, 2000.

     (8) Includes 476,633 shares of Common Stock underlying options and 33,120 shares of Common Stock underlying 18,400 shares of Series A 9% Convertible Preferred Stock that are convertible into Common Stock.

EXECUTIVE COMPENSATION

     There is shown below information concerning the annual and long-term compensation for services in all capacities to the Company of the Company's Chief Executive Officer and the only other executive officer of the Company whose aggregate cash compensation exceeded $100,000 (collectively, the "Named Executives") during the fiscal years ended August 31, 1997, and 1998, and December 31, 1999.

                           SUMMARY COMPENSATION TABLE

                                                  ANNUAL COMPENSATION
                                        ----------------------------------------
NAME AND PRINCIPAL POSITION                           SALARY      OTHER ANNUAL
---------------------------                YEAR        ($)        COMPENSATION
                                        ---------- -----------  ----------------

Fred H. Behrens.......................       1999     136,200            15,650
   Chairman and Chief                        1998     152,000            15,864
   Executive Officer(1)                      1997     120,000             5,724

Robert A. Wright......................       1999     109,375            15,180
   President(2) and Chief                    1998     133,081            15,080
   Operating Officer(2)                      1997     120,000            11,519

Eugene W. Tidgewell...................       1999     112,000                --
   Vice President and                        1998     102,666                --
   Chief Financial Officer

--------------
     (1) In October, 2000, Mr. Behrens resigned as an Officer and Director of the Company.
     (2) In April 2000, Mr. Wright agreed to resign as President and Chief Operating Officer, and resigned as a Director on August 16, 2000.

OPTION EXERCISES AND FISCAL YEAR-END VALUES

     Shown below is information with respect to the number of shares of the Company's Common Stock acquired upon exercise of options, the value realized therefor, the number of unexercised options at December 31, 1999 and the value of unexercised in-the-money options at December 31, 1999 for the Named Executives in the Summary Compensation Table above. The Named Executives did not hold any stock appreciation rights during fiscal 1999.

                          FISCAL YEAR-END OPTION VALUES

                               NUMBER OF SECURITIES
                                    UNDERLYING              VALUE OF UNEXERCISED
                                   UNEXERCISED                   IN-THE-MONEY
                                OPTIONS AT FISCAL             OPTIONS AT FISCAL
                                   YEAR-END(#)                   YEAR-END($)
                                   EXERCISABLE/                 EXERCISABLE/
NAME                              UNEXERCISABLE               UNEXERCISABLE(1)
----                            -------------------        ---------------------
Eugene W. Tidgewell.........      19,500/100,000                 $47,970/$90,600

--------------
     (1) Based upon the closing price of the Company's Common Stock on December 31, 1999.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Between 1981 and 1986, the Company, in its capacity as general partner and/or placement agent, raised approximately $200 million in private placement syndications. This syndication activity resulted in the formation of approximately 137 limited partnerships, which acquired real estate for agribusiness or development and resale purposes. Partnership liquidations have reduced this total to 14 limited partnerships as of December 31, 1999. It is planned that all partnerships will file final tax returns during the next 12 months and virtually all on-going business activities have ceased.

     On November 30, 1995, the Company acquired a 50% interest in PS III Farms, L.L.C., which leases 6,490 acres to one of the limited liability company members, which is not affiliated with the Company. The lease expires September 30, 1999 and has been renewed for an additional five years pending negotiations to sell the Company's 50% interest to its partner during 2000. The primary crop grown on the farm is potatoes.

     In December 1997, Messrs. Behrens and Wright (both former Officers and Directors of the Company) agreed, at the lenders' request, to personally guarantee $4,525,000 of debt financing obtained by the Company from GMAC Credit Corporation and TexStar Bank. In consideration for the guarantee, the Company agreed to pay to Messrs. Behrens and Wright loan a guarantee fee of $212,500.00. Messrs. Behrens and Wright assigned to the Company their rights to this guarantee fee effective August 31, 1998.

     On December 20, 1999, the Company agreed to reduce the conversion price of its Series B Convertible Preferred Stock to $6.67 per share from $10 per share (on December 20, 1999, the market price for the Company's Common Stock was $4.188 per share). At that time, all of the Series B Convertible Preferred Stock issued to three affiliated limited partnerships were converted into 591,621 shares of the Company's common stock.

                       APPROVAL OF 2000 STOCK OPTION PLAN

                                  (Proposal 2)

THE STOCK OPTION PLANS

     On May 3, 1994, the Board of Directors adopted the Company's 1994 Stock Option Plan (the "1994 Plan") and on February 17, 1995, the 1994 Plan was approved by the stockholders of the Company which authorized the issuance of 250,000 shares. On November 14, 1997, the Board of Directors adopted the 1997 Stock Option Plan (the "1997 Plan") and on January 29, 1998 the 1997 Plan was approved by the stockholders of the Company which authorized the issuance of 500,000 shares. On October 24, 2000, the Board of Directors adopted the 2000 Stock Option Plan (the "2000 Plan") at a meeting of the Board of Directors authorizing the issuance of 500,000 shares. The 1994 Plan, the 1997 Plan, and the 2000 Plan are sometimes referred to collectively as the "Plans." The Plans are designed to enable the Company to offer an incentive based compensation system to employees, officers and directors of the Company and to employees of companies who do business with the Company. The Plans provide for the grant of incentive stock options ("ISOs") and nonqualified stock options ("NQOs"), collectively called "Options"). As of July 31, 2000, the Company had a total of approximately 270 employees, officers and directors, eligible to receive Options under the Plans.

     As of July 31, 2000, a total of 98,750 NQOs granted under the 1994 Plan were outstanding. An aggregate of 111,250 shares of the Company's Common Stock have been issued pursuant to the exercise of NQOs granted under the 1994 Plan. As of July 31, 2000, a total of 87,500 NQOs granted under the 1997 Plan were outstanding. An aggregate of 412,500 shares of the Company's Common Stock have been issued pursuant to the exercise of NQOs granted under the 1997 Plan.

     The Company plans to register, when appropriate, at the Company's expense, with the SEC on a Form S-8 Registration Statement, the shares of Common Stock issuable under the 2000 Plan.

     The following summary description of the 2000 Plan is qualified in its entirety by reference to the full text of the 2000 Plan. A copy of the 2000 Plan is attached to this proxy statement as EXHIBIT A.

SHARES SUBJECT TO THE PLANS

     A total of 500,000 shares of the Company's Common Stock are authorized for issuance under the 2000 Plan. Any shares of Common Stock which are subject to an Option but are not used because the Option is terminated due to termination of the optionee's employment with the Company or is otherwise not exercised or in the case of an ISO, because the terms and conditions of the ISO are not met, may again be used for Options under the 2000 Plan.

ADMINISTRATION

     The Plans are administered by a Committee ("Committee") of not less than two nor more than five persons appointed by the Board of Directors, each of who must be a director of the Company. It is the intent that the 2000 Plan be administered in a manner such that option grants and exercises would be "exempt" under Rule 16b-3 of the Exchange Act.

     The Committee is empowered to select those eligible persons to whom Options shall be granted under the 2000 Plan; to determine the time or times at which each Option shall be granted, whether Options will be ISOs or NQOs, and the number of shares subject to each Option; and to fix the time and manner in which each such Option may be exercised, including the exercise price and option period, and other terms and conditions of such Options, all subject to the terms and conditions of the 2000 Plan. The Committee has sole discretion to interpret and administer the 2000 Plan, and its decisions regarding the 2000 Plan are final.

OPTION TERMS

     ISOs granted under the 2000 Plan must have an exercise price of not less that 100% of the fair market value of the Common Stock on the date the ISO is granted and must be exercised within ten years from the date of grant. In the case of an ISO granted to an optionee who owns more than 10% of the total voting securities of the Company on the date of grant, such exercise price shall be not less that 110% of fair market value on the date of grant, and the option period may not exceed five years. NQOs granted under the 2000 Plan must have an exercise price of not less than 85% of the fair market value of the Common Stock on the date the NQO is granted.

     Options may be exercised during a period of time fixed by the Committee except that no Option (other than an ISO granted to a stockholder owning more than 10% of the voting securities of the Company) may be exercised more than ten years after the date of grant. In the discretion of the Committee, payment of the purchase price for the shares of stock acquired through the exercise of an Option may be made in cash, shares of the Company's Common Stock or a combination of cash and shares of the Company's Common Stock.

AMENDMENT AND TERMINATION

     The Plans may be wholly or partially amended or otherwise modified, suspended or terminated at any time and from time to time by the Board of Directors. The Board of Directors may not (i) materially impair any outstanding Options without the express consent of the optionee or (ii) materially increase the number of shares subject to the 2000 Plan, materially increase the benefits acquiring to optionees under the Plans, materially modify the requirements as to eligibility to participate in the 2000 Plan or alter the method of determining the Option exercise price without stockholder approval. No Option may be granted under the 2000 Plan after 2009.

FEDERAL INCOME TAX CONSEQUENCES

     NQOS.

     Holders of NQOs do not realize income as a result of a grant of the Option, but normally realize compensation income upon exercise of an NQO to the extent that the fair market value of the shares of Common Stock on the date of exercise of the NQO exceeds the exercise price paid. The Company will be required to withhold taxes on ordinary income realized by an optionee upon the exercise of a NQO.

     In the case of an optionee subject to the "short-swing" profit recapture provisions of Section 16(b) of the Exchange Act, the optionee realizes income only upon the lapse of the six-month period under Section 16(b), unless the optionee elects to recognize income immediately upon exercise of his Option.

     ISOS.

     Holders of ISO's will not be considered to have received taxable income upon either the grant of the Option or its exercise. Upon the sale or other taxable disposition of the shares, long-term capital gain will normally be recognized on the full amount of the difference between the amount realized and the Option exercise price paid if no disposition of the shares has taken place within either (a) two years from the date of grant of the Option or (b) one year from the date of transfer of the shares to the optionee upon exercise. If the shares are sold or otherwise disposed of before the end of the one-year or two-year periods, the holder of the ISO must include the gain realized as ordinary income to the extent of the lesser of (1) the fair market value of the Option stock minus the Option price, or (2) the amount realized minus the Option price. Any gain in excess of these amounts, presumably, will be treated as capital gain. The Company will be entitled to a tax deduction in regard to an ISO only to the extent the optionee has ordinary income upon the sale or other disposition of the Option shares.

     Upon the exercise of an ISO, the amount by which the fair market value of the purchased shares at the time of exercise exceeds the Option price will be an "item of tax preference" for purposes of computing the optionee's alternative minimum tax for the year of exercise. If the shares so acquired are disposed of prior to the expiration of the one-year or two-year periods described above, there should be no "item of tax preference" arising from the Option exercise.

POSSIBLE ANTI-TAKEOVER EFFECTS

     Although not intended as an anti-takeover measure by the Board of Directors, one of the possible effects of the 2000 Plan could be to place additional shares, and to increase the percentage of the total number of shares outstanding, in the hands of the directors and officers of the Company. Such persons may be viewed as part of, or friendly to, incumbent management and may, therefore, under certain circumstances be expected to make investment and voting decisions in response to a hostile takeover attempt that may serve to discourage or render more difficult the accomplishment of such attempt.

     In addition, Options may, in the discretion of the Committee, contain a provision providing for the acceleration of the exercisability of outstanding, but unexercisable, options upon the first public announcement of a tender offer, merger, consolidation, sale of all or substantially all of the assets of the Company, or other attempted changes in the control of the Company. In the opinion of the Board of Directors, such an acceleration provision merely ensures that optionees under the Plans will be able to exercise their Options as intended by the Board of Directors and stockholders of the Company prior to an extraordinary corporate transaction which might serve to limit or restrict such right. The Board of Directors is, however, presently unaware of the possibility of any hostile takeovers involving the Company.

REQUIRED VOTE OF STOCKHOLDERS

     The favorable vote a majority of the shares of Common Stock voting in person or by proxy at the Annual Meeting is required to approve the 2000 Plan. As noted, the Board of Directors has approved the 2000 Plan. Stockholders should be aware, however, that the Board of Directors may be viewed as having a conflict of interest in approving, and recommending that stockholders approve, the 2000 Plan.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR APPROVAL OF THE 2000 PLAN.

                                  (Proposal 3)

     The Board of Directors has selected the certified public accounting firm of Kelly & Company to audit and comment on the Company's financial statements for the fiscal year ending December 31, 2000, and conduct whatever audit functions are deemed necessary pursuant thereto. Kelly & Company audited the Company's 1999 financial statements included in the 2000 Annual Report to Stockholders.

     It is anticipated that a representative of Kelly & Company will be present at the Annual Meeting and will be given the opportunity to make a statement, if desired, and to respond to appropriate questions, if any, concerning their engagement.

                                  OTHER MATTERS

     The Board of Directors knows of no other matters to be brought before the Annual Meeting. However, if other matters should come before the Annual Meeting, it is the intention of the person named in the proxy to vote such proxy in accordance with his judgment on such matters.

                              STOCKHOLDER PROPOSALS

     Any proposals of security holders which are intended to be presented at next year's Annual Meeting must be received by the Company at its principal executive offices on or before January 25, 2001, in order to be considered for inclusion in the Company's proxy materials relating to that meeting.

                                   FORM 10-KSB

     A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, IS AVAILABLE WITHOUT CHARGE TO THE COMPANY'S STOCKHOLDERS UPON WRITTEN REQUEST TO USA BIOMASS CORPORATION, 7314 SCOUT AVENUE, BELL GARDENS, CALIFORNIA 90201, ATTENTION: SECRETARY.

                                                                       EXHIBIT A

                             USA BIOMASS CORPORATION
                             2000 STOCK OPTION PLAN

     1. PURPOSE OF THE PLAN. The purpose of this 2000 Stock Option Plan ("Plan") of USA Biomass Corporation, a Delaware corporation ("Company"), is to provide the Company with a means of attracting and retaining the services of highly motivated and qualified directors and key personnel. The Plan is intended to advance the interests of the Company by affording to directors and key employees, upon whose skill, judgment, initiative and efforts the Company is largely dependent for the successful conduct of its business, an opportunity for investment in the Company and the incentives inherent in stock ownership in the Company. In addition, the Plan contemplates the opportunity for investment in the Company by employees of companies that do business with the Company. For purposes of this Plan, the term Company shall include subsidiaries, if any, of the Company.

     2. LEGAL COMPLIANCE. It is the intent of the Plan that all options granted under it ("Options") shall be either "Incentive Stock Options" ("ISOs"), as such term is defined in Section 422 of the Internal Revenue Code of 1986, as amended ("Code"), or non-qualified stock options ("NQOs"); provided, however, ISOs shall be granted only to employees of the Company. An Option shall be identified as an ISO or an NQO in writing in the document or documents evidencing the grant of the Option. All Options that are not so identified as ISOs are intended to be NQOs. In addition, the Plan provides for the grant of NQOs to employees of companies that do business with the Company. It is further intent of the Plan that it conform in all respects with the requirements of Rule 16b-3 of the Securities Exchange Commission under the Securities Exchange Act of 1934, as amended ("Rule 16b-3"). To the extent that any aspect of the Plan or its administration shall at any time be viewed as inconsistent with the requirements of Rule 16b-3 or, in connection with ISOs, the Code, such aspect shall be deemed to be modified, deleted or otherwise changed as necessary to ensure continued compliance with such provisions.

     3. ADMINISTRATION OF THE PLAN.

          3.1 PLAN COMMITTEE. The Plan shall be administered by a committee ("Committee"). The members of the Committee shall be appointed from time to time by the Board of Directors of the Company ("Board") and shall consist of not less than two (2) nor more than five (5) persons. Such person shall be directors of the Company.

          3.2 GRANTS OF OPTIONS BY THE COMMITTEE. In accordance with the provisions of the Plan, the Committee, by resolution, shall select those eligible persons to whom Options shall be granted ("Optionees"); shall determine the time or times at which each Option shall be granted, whether an Option is an ISO or an NQO and the number of shares to be subject to each Option; and shall fix the time and manner in which the Option may be exercised, the Option exercise price, and the Option period. The Committee shall determine the form of option agreements to evidence the foregoing terms and conditions of each Option, which need not be identical, in the form provided for in Section 7. Such option agreements may include such other provisions as the Committee may deem necessary or desirable consistent with the Plan, the Code and Rule 16b-3.

          3.3 COMMITTEE PROCEDURES. The Committee from time to time may adopt such rules and regulations for carrying out the purposes of the Plan, as it may deem proper and in the best interests of the Company. The Committee shall keep minutes of its meetings and records of its actions. A majority of the members of the Committee shall constitute a quorum for the transaction of any business by the Committee. The Committee may act as any time by an affirmative vote of a majority of those members voting. Such vote may be taken at a meeting (which may be conducted in person or by any telecommunications medium) or by written consent of Committee members without a meeting.

          3.4 FINALITY OF COMMITTEE ACTION. The Committee shall resolve all questions arising under the Plan and option agreements entered into pursuant to the Plan. Each determination, interpretation, or other action made or taken by the Committee shall be final and conclusive and binding on all persons, including, without limitation, the Company, its shareholders, the Committee and each of the members of the Committee, and the directors, officers and employees of the Company, including Optionees and their respective successors in interest.

          3.5 NON-LIABILITY OF COMMITTEE MEMBERS. No Committee member shall be liable for any action or determination made by him or her in good faith with respect to the Plan or any Option granted under it.

     4. BOARD POWER TO AMEND, SUSPEND, OR TERMINATE THE PLAN. The Board may, from time to time, make such changes in or additions to the Plan as it may deem proper and in the best interests of the Company and its shareholders. The Board may also suspend or terminate the Plan at any time, without notice, and in its sole discretion. Notwithstanding the foregoing, no such change, addition, suspension, or termination by the Board shall (i) materially impair any option previously granted under the Plan without the express written consent of the optionee; (ii) materially increase the number of shares subject to the Plan;
(iii) materially increase the benefits accruing to optionees under the Plan;
(iv) materially modify the requirements as to eligibility to participate in the Plan; or (v) alter the method of determining the option exercise price described in Section 8, without shareholder approval.

     5. SHARES SUBJECT TO THE PLAN. For purposes of the Plan, the Committee is authorized to grant Options for up to 500,000 shares of the Company's common stock ("Common Stock"), or the number and kind of shares of stock or other securities, which, in accordance with Section 13, shall be substituted for such shares of Common Stock or to which such shares shall be adjusted. The Committee is authorized to grant Options under the Plan with respect to such shares. Any or all unsold shares subject to an Option, which for any reason expires or otherwise terminates (excluding shares returned to the Company in payment of the exercise price for additional shares) may again be made subject to grant under the Plan.

     6. OPTIONEES. Options shall be granted only to officers, directors or key employees of the Company or employees of companies that do business with the Company designated by the Committee from time to time as Optionees. Any Optionee may hold more than one option to purchase Common Stock, whether such option is an Option held pursuant to the Plan or otherwise. An Optionee who is an employee of the Company ("Employee Optionee") and who holds an Option must remain a continuous full or part-time employee of the Company from the time of grant of the Option to him until the time of its exercise, except as provided in SECTION 10.3.

     7. GRANTS OF OPTIONS. The Committee shall have the sole discretion to grant Options under the Plan and to determine whether any Option shall be an ISO or an NQO. The terms and conditions of Options granted under the Plan may differ from one another, as the Committee, in its absolute discretion, shall determine as long as all Options granted under the Plan satisfy the requirements of the Plan. Upon determination by the Committee that an Option is to be granted to an Optionee, a written option agreement evidencing such Option shall be given to the Optionee, specifying the number of share subject to the Option, the Option exercise price, whether the Option is an ISO or an NQO, and the other individual terms and conditions of such Option. Such option agreement may incorporate generally applicable provisions from the Plan, a copy of which shall be provided to all Optionees at the time of their initial grants under the Plan. The Option shall be deemed granted as the date specified in the grant resolution of the Committee, and the option agreement shall be dated as the date of such resolution. Notwithstanding the foregoing, unless the Committee consists solely of non-employee directors, any Option granted to an executive officer, director or 10% beneficial owner for purposes of Section 16 of the Securities Exchange Act of 1934, as amended ("Section 16 of the 1934 Act"), shall either be (a) conditioned upon the Optionee's agreement not to sell the shares of Common Stock underlying the Option for at least six (6) months after the date of grant or (b) approved by the entire Board of by the shareholders of the Company.

     8. OPTION EXERCISE PRICE. The price per share to be paid by the Optionee at the time an ISO is exercised shall not be less than one hundred percent (100%) of the Fair Market Value (as hereinafter defined) of one share of the optioned Common Stock on the date on which the Option is granted. No ISO may be granted under the Plan to any person who, at the time of such grant, owns (within the meaning of Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any parent thereof, unless the exercise price of such ISO is at least equal to one hundred and ten percent (110%) of Fair Market Value on the date of grant. The price per share to be paid by the Optionee at the time an NQO is exercised shall not be less than eighty-five percent (85%) of the Fair Market Value on the date on which the NQO is granted, as determined by the Committee. For purposes of the Plan, the "Fair Market Value" of a share of the Company's Common Stock as of a given date shall be: (i) the closing price of a share of the Company's Common Stock on the principal exchange on which shares of the Company's Common Stock are then trading, if any, on the day immediately preceding such date, or, if shares were not traded on such date, then on the next preceding trading day during which a sale occurred; or (ii) if the Company's Common Stock is not traded on an exchange but is quoted on Nasdaq or a successor quotation system, (1) the last sales price (if the Common Stock is then listed as a National Market Issue under the Nasdaq National Market System) or (2) the closing representative bid price (in all other cases) for the Common Stock on the day immediately preceding such date as reported by Nasdaq or such successor quotation system, or (iii) if the Company's Common Stock is not publicly traded on an exchange and not quoted on Nasdaq or a successor quotation system, the closing bid price for the Common Stock on such date as determined in good faith by the Committee; or (iv) if the Company's Common Stock is not publicly traded, the fair market value established by the Committee acting in good faith. In addition, with respect to any ISO, the Fair Market Value on any given date shall be determined in a manner consistent with any regulations issued by the Secretary of the Treasury for the purpose of determining fair market value of securities subject to an ISO plan under the Code.

     9. CEILING OF ISO GRANTS. The aggregate Fair Market Value (determined at the time any ISO is granted) of the Common Stock with respect to which an Optionee's ISOs, together with incentive stock options granted under any other plan of the Company and any parent, are exercisable for the first time by such Optionee during any calendar year shall not exceed $250,000. If an Optionee holds such incentive stock options that become first exercisable (including as a result of acceleration of exercisability under the Plan) in any one year for shares having a Fair Market Value at the date of grant in excess of $250,000, then the most recently granted of such ISOs, to the extent that they are exercisable for shares having an aggregate Fair Market Value in excess of such limit, shall be deemed to be NQOs.

     10. DURATION, EXERCISABILITY, AND TERMINATION OF OPTIONS.

          10.1 OPTION PERIOD. The option period shall be determined by the Committee with respect to each Option granted. In no event, however, may the option period exceed ten (10) years from the date on which the Option is granted, or five (5) years in the case of a grant of an ISO to an Optionee who is ten percent (10%) shareholder at the date on which the Option is granted as described in Section 8.

          10.2 EXERCISABILITY OF OPTIONS. Each Option shall be exercisable in whole or in consecutive installments, cumulative or otherwise, during its term as determined in the discretion of the Committee.

          10.3 TERMINATION OF OPTIONS DUE TO TERMINATION OF EMPLOYMENT, DISABILITY, OR DEATH OF OPTIONEE; TERMINATION FOR "CAUSE", OR RESIGNATION IN VIOLATION OF AN EMPLOYMENT AGREEMENT. All Options granted under the Plan of any Employee Optionee shall terminate and may no longer be exercised if the Employee Optionee ceases, at any time during the period between the rant of the Option and its exercise, to be an employee of the Company; provided, however, that the Committee may alter the termination date of the Option if the Optionee transfers to an affiliate of the Company. Notwithstanding the foregoing, (i) if the Employee Optionee's employment with the Company shall have terminated for any reason (other than involuntary dismissal for "cause" or voluntary resignation in violation of any agreement to remain in the employ of the Company, including, without limitation, any such agreement pursuant to Section 5), he may, at any time before the expiration of three (3) months after such termination or before expiration of the Option, whichever shall first occur, exercise the Option (to the extent that the Option was exercisable by him on the date of the termination of his employment); (ii) if the Employee Optionee's employment shall have terminated due to disability (as defined in Section 22(e)(3) of the Code and subject to such proof of disability as the Committee may require), such Option may be exercised by the Employee Optionee (or by his guardian(s), or conservator(s), or other legal representative(s), before the expiration of twelve (12) months after such termination or before expiration of the Option, whichever shall first occur (to the extend that the Option was exercisable by him on the date of the termination of his employment; (iii) in the event of the death of the Employee Optionee, an Option exercisable by him at the date of his death shall be exercisable by his legal representative(s), legatee(s), or heir(s), or by his beneficiary or beneficiaries so designated by him, as the case may be, within twelve (12) months after his death or before the expiration of the Option, whichever shall first occur (to the extent that the Option was exercisable by him on the date of his death); and (iv) if the Employee Optionee's employment is terminated for "cause" or in violation of any agreement to remain in the employ of the Company, including, without limitation, any such agreement pursuant to Section 14, his Option shall terminate immediately upon termination of employment, and such Option shall be deemed to have been forfeited by the Optionee. For purposes of the Plan, "cause" may include, without limitation, any illegal or improper conduct (1) which injures or impairs the reputation, goodwill, or business of the Company; (2) which involves the misappropriation of funds of the Company, or the misuse of data, information, or documents acquired in connection with employment to by the Company; or (3) which violates any other directive or policy promulgated by the Company. A termination for "cause" may also include any resignation in anticipation of discharge for "cause" or resignation accepted by the Company in lieu of a formal discharge for "cause."

     11. MANNER OF OPTION EXERCISE; RIGHTS AND OBLIGATIONS OF OPTIONEES.

          11.1 WRITTEN NOTICE OF EXERCISE. An Optionee may elect to exercise a Option in whole or part, from time to time, Subject to the terms and conditions contained in the Plan and in the agreement evidencing such Option, by giving written notice of exercise to the Company at its principal executive office.

          11.2 CASH PAYMENT FOR OPTIONED SHARES. If an Option is exercised for cash, such notice shall be accompanied by a cashier's or personal check, or money order, made payable to the Company for the full exercise price of the shares purchased.

          11.3 STOCK SWAP FEATURE. At the time of the Option exercise, and subject to the discretion of the Committee to accept payment in cash only, the Optionee may determine whether the total purchase price of the shares to be purchased shall be paid solely in cash or by transfer from the Optionee to the Company of previously acquired shares of Common Stock, or by a combination thereof. If the Optionee elects to pay the total purchase price in whole or in part with previously acquired share of Common Stock, the value of such shares shall be equal to their Fair Market Value on the date of exercise, determined by the Committee in the same manner used for determining Fair Market Value at the time of grant for purposes of SECTION 8.

          11.4 INVESTMENT REPRESENTATION FOR NON-REGISTERED SHARES AND LEGALITY OF ISSUANCE. The receipt of shares of Common Stock upon the exercise of an Option shall be conditioned upon the Optionee (or any other person who exercises the Option on his or her behalf as permitted by SECTION 10.3) providing to the Committee a written representation that, at the time of such exercise, it is the intent of such person(s) to acquire the shares of or investment only and not with a view toward distribution. The certificate for unregistered shares issued for investment shall be restricted by the Company as to transfer unless the Company receives an opinion of counsel satisfactory to the Company to the effect that such restriction is not necessary under then pertaining law. The providing of such representation and such restrictions on transfer shall not, however, be required upon any person's receipt of share of Common Stock under the Plan in the event that, at the time of grant of the Option relating to such receipt or upon such receipt, whichever is the appropriate measure under applicable federal or state securities laws, the shares subject to the Option shall be (i) covered by an effective and current registration statement under the Securities Act of 1933, as amended, and (ii) either qualified or exempt from qualification under applicable state securities laws. The Company shall, however, under no circumstances be required to sell or issue any shares under the Plan if, in the opinion of the Committee, (i) the issuance of such shares would constitute a violation by the Optionee or the Company of any applicable law or regulation of any governmental authority, or (ii) the consent or approval of any governmental body is necessary or desirable as a condition of, or in connection with, the issuance of such shares.

          11.5 SHAREHOLDER RIGHTS OF OPTIONEE. Upon exercise, the Optionee (or any other person who exercises the Option on his behalf as permitted by SECTION 10.3) shall be recorded on the books of the Company as the owner of the shares, and the Company shall deliver to such record owner one or more duly issued stock certificates evidencing such ownership. No person shall have any rights as a shareholder with respect to any shares of Common Stock covered by an Option granted pursuant to the Plan until such person shall have become the holder of record of such shares. Except as provided in SECTION 13, no adjustments shall be made for cash dividends or other distributions or other rights as to which there is a record date preceding the date such person becomes the holder of record of such shares.

          11.6 HOLDING PERIODS FOR TAX PURPOSES. The Plan does not provide that an Optionee must hold shares of Common Stock acquired under the Plan for any minimum period of time. Optionees are urged to consult with their own tax advisors with respect to the tax consequences to them of their individual participation in the Plan.

     12. SUCCESSIVE GRANTS. Successive grants of Options may be made to any Optionee under the Plan.

     13. ADJUSTMENT.

     (a) If the outstanding Common Stock shall be hereafter increased or decreased, or changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation, by reason of a recapitalization, reclassification, reorganization, merger, consolidation, share exchange, or other business combination in which the Company is the surviving parent corporation, acquire capital stock, appropriate adjustment shall be made by the Committee in the number and kind of shares for which options may be granted under the Plan.

In addition, the Committee shall make appropriate exercisable, to the end that the proportionate interest of the holder of the option shall, to the extent practicable, be maintained as before the occurrence of such event. Such adjustment in outstanding options shall be made without change in the total price applicable to the unexercised portion of the option but with a corresponding adjustment in the exercise price per share.

     (b) In the event of the dissolution or liquidation of the Company, any outstanding and unexercised options shall terminate as of a future date to be fixed by the Committee.

     (c) In the event of a Reorganization (as hereinafter defined), then,

          (i) If there is no plan or agreement with respect to the Reorganization ("Reorganization Agreement"), or if the Reorganization Agreement does not specifically provide for the adjustment, change, conversion, or exchange of the outstanding and unexercised options for cash or other property or securities of another corporation, then any outstanding and unexercised options shall terminate as of a future date to be fixed by the Committee; or

          (ii) If there is a Reorganization Agreement, and the Reorganization Agreement specifically provides for the adjustment, change, conversions, or exchange of the outstanding and unexercised options for cash or other property or securities of another corporation, then the Committee shall adjust the shares under such outstanding and unexercised options, and shall adjust the shares remaining under the Plan which are then available for the issuance of options under the Plan if the Reorganization Agreement makes specific provisions therefore, in a manner not inconsistent with the provisions of the Reorganization Agreement for the adjustment, change, conversion, or exchange of such options and shares.

     (d) The term "Reorganization" as used in this SECTION 13 shall mean any reorganization, merger, consolidation, share exchange, or other business combination pursuant to which the Company is not the surviving parent corporation after the effective date of the Reorganization, or any sale or lease of all or substantially all of the assets of the Company. Nothing herein shall require the Company to adopt a Reorganization Agreement, or to make provision for the adjustment, change, conversion, or exchange of any options, or the shares subject thereto, in any Reorganization Agreement, which it does adopt.

     (e) The Committee shall provide to each optionee then holding an outstanding and unexercised option not less than thirty (30) calendar days' advanced written notice of any date fixed by the Committee pursuant to this
SECTION 13 and of the terms of any Reorganization Agreement providing for the adjustment, change, conversion, or exchange of outstanding and unexercised options. Except as the Committee may otherwise provide, each optionee shall have the right during such period to exercise his option only to the extent that the option was exercisable on the date such notice was provided to the optionee.

     Any adjustment to any outstanding ISO pursuant to this SECTION 13, if made by reason of a transaction described in Section 424(a) of the Code, shall be made so as to conform to the requirements of that Section and the regulations thereunder. If any other transaction described in Section 424(a) of the Code affects the Common Stock subject to any unexercised ISO theretofore granted under the Plan (hereinafter for purposes of this SECTION 13 referred to as the "old option"), the Board of Directors of the Company or of any surviving or acquiring corporation may take such action as it deems appropriate, in conformity with the requirements of that Code Section and the regulations thereunder, to substitute a new option for the old option, in order to make the new option, as nearly as may be practicable, equivalent to the old option, or to assume the old option.

     (f) No modification, extension, renewal, or other change in any option granted under the Plan may be made, after the grant of such option, without the optionee's consent, unless the same is permitted by the provisions of the Plan and the option agreement. In the case of an ISO, optionees are hereby advised that certain changes may disqualify the ISO from being considered as such under
Section 422 of the Code, or constitute a modification, extension, or renewal of the ISO under Section 424(h) of the Code.

     (g) All adjustments and determinations under this SECTION 13 shall be made by the Committee in good faith in its sole discretion.

     14. CONTINUED EMPLOYMENT. As determined in the sole discretion of the Committee at the time of grant and if so stated in a writing signed by the Company, each Option may have as a condition the requirement of an Employee Optionee to remain in the employ of the Company, or of its affiliates, and to render to it his or her exclusive service, at such compensation as may be determined from time to time by it, for a period not to exceed the term of the Option, except for earlier termination of employment by or with the express written consent of the Company or on account of disability or death. The failure of any Employee Optionee to abide by such agreement as to any Option under the Plan may result in the termination of all of his or her then outstanding Options granted pursuant to the Plan. Neither the creation of the Plan nor the granting of Option(s) under it shall be deemed to create a right in an Employee Optionee to continued employment with the Company, and each such Employee Optionee shall be and shall remain subject to by the Committee in any particular case, the loss of existing or potential profit in options granted under this Plan shall not constitute an element of damages in the event of termination of the employment of an employee even if the terminations is in violation of an obligation of the Company to the employee by contract or otherwise.

     15. TAX WITHHOLDING. The exercise of any Option granted under the Plan is subject to the condition that if at any time the Company shall determine, in its discretion, that the satisfaction of withholding tax or other withholding liabilities under any federal, state or local law is necessary or desirable as a condition of, or in connection with, such exercise or a later lapsing of time or restrictions on or disposition of the shares of Common Stock received upon such exercise, then in such event, the exercise of the Option shall not be effective unless such withholding shall have been effected or obtained in a manner acceptable to the Company. When an Optionee is required to pay to the Company and amount required to be withheld under applicable income tax laws in connection with the exercise of any Option, the Optionee may, subject to the approval of the Committee, which approval shall not have been disapproved at any time after the election is made, satisfy the obligation, in whole or in part, by electing to have the Company withhold shares of Common Stock having a value equal to the amount required to be withheld. The value of the Common Stock withheld pursuant to the election shall be determined by the Committee, in accordance with the criteria set forth in SECTION 8, with reference to the date the amount of tax to be withheld is determined. The Optionee shall pay to the Company in cash any amount required to be withheld that would otherwise result in the withholding of fractional share. The election by an Optionee who is an officer of the Company within the meaning of Section 167 of the 1934 Act, to be effective, must meet all of the requirements of Section 16 of the 1934 Act.

     16. TERM OF PLAN.

          16.1 EFFECTIVE DATE. Subject to shareholder approval, the Plan shall become effective as of October 24, 2000.

          16.2 TERMINATION DATE. Except as to options granted and outstanding under the Plan prior to such time, the Plan shall terminate at midnight on October 24, 2009 and no Option shall be granted after that time. Options then outstanding may continue to be exercised in accordance with their terms. The Plan may be suspended or terminated at any earlier time by the Board within the limitations set forth in SECTION 4.

     17. NON-EXCLUSIVITY OF THE PLAN. Nothing contained in the Plan is intended to amend, modify, or rescind any previously approved compensation plans, programs or options entered into by the Company. This Plan shall be construed to be in addition to and independent of any and all such other arrangements. Neither the adoption of the Plan by the Board nor the submission of the Plan to the shareholders of the Company for approval shall be construed as creating any limitations on the power or authority of the Board to adopt, with or without shareholder approval, such additional or other compensation arrangements as the Board may from time to time deem desirable.

     18. GOVERNING LAW. The Plan and all rights and obligations under it shall be construed and enforced in accordance with the laws of the State of California.

     19. INFORMATION TO OPTIONEES. Optionees under the Plan who do not otherwise have access to financial statements of the Company will receive the Company's financial statements at least annually.

--------------------------------------------------------------------------------
                                  COMMON STOCK
--------------------------------------------------------------------------------

                            USA BIOMASS CORPORATION
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned stockholder of USA Biomass Corporation ("Company") hereby constitutes and appoints Fred H. Behrens, with the power to appoint his substitution, as attorney and proxy, to appear, attend and vote all of the shares of Common Stock of the Company standing in the name of the undersigned of the record date at the 2000 Annual Meeting of Stockholders of the Company to be held at the office of USA Biomass Corporation, 7314 Scout Avenue, Bell Gardens, CA 90201, December 15, 2000, at 10:00 a.m. local time, and at any adjournment thereof, upon the following.

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSALS INDICATED AND IN ACCORDANCE WITH THE DISCRETION OF THE PROXY HOLDER ON ANY OTHER BUSINESS. ALL OTHER PROXIES HERETOFORE GIVEN BY THE UNDERSIGNED IN CONNECTION WITH THE ACTIONS PROPOSED ON THE REVERSE ARE HEREBY EXPRESSLY REVOKED. THIS PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS VOTED BY WRITTEN NOTICE TO THE SECRETARY OF THE COMPANY, BY ISSUANCE OF A SUBSEQUENT PROXY OR BY VOTING A THE ANNUAL MEETING IN PERSON.

              (Continued and to be dated and signed on other side)

                         PLEASE DATE, SIGN AND MAIL YOUR
                      PROXY CARD BACK AS SOON AS POSSIBLE!

                         ANNUAL MEETING OF STOCKHOLDERS
                             USA BIOMASS CORPORATION
                                  COMMON STOCK

                                DECEMBER 15, 2000



                Please Detach and Mail in the Envelope Provided

--------------------------------------------------------------------------------

     -----  Please mark your
A     X     votes as in this
     -----  example.


            FOR all nominees             WITHHOLD
         listed at right, except         AUTHORITY
           as marked to the          to vote for all
            contrary below        nominees listed at right

1. To elect five -----                 -----         Nominees:
   directors as                                         Lance B. Jones
   follows:      -----                 -----            Eugene W. Tidgewell
                                                        A. James Nikas, III
                                                        Bernie J. Nash
                                                        Jack H. Kurchian

(INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list provided at right.)



                                                                                       FOR        AGAINST    ABSTAIN

2.  To approve of the Company's 2000 Stock                                             -------     -------   -------
    Option Plan.
                                                                                       -------     -------   -------

3.  To consider and vote upon a proposal to ratify the appointment of Kelly &
    Company as independent auditors of the Company for the fiscal year beginning
    January 1, 2000.                                                                   -------     -------   -------

4.  To vote in his discretion on such other business as may properly come before       -------     -------   -------
    the meeting, or any adjournment thereof.




                                                                         PLEASE CHECK IF YOU ARE PLANNING    -------
                                                                         TO ATTEND THE ANNUAL MEETING
                                                                                                             -------






-------------------------------------    -------------------------------------    Dated:____,2000
(SIGNATURE OF STOCKHOLDER(S)             (PRINT NAME(S) HERE)







NOTE: Please mark, date, sign and return this proxy promptly in the enclosed envelope. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                              [BIOMASS LETTERHEAD]


Dear Fellow Shareholder

     Recently I was elected to the office of President and CEO of USA Biomass Corporation when company co-founder and board chairman Fred Behrens announced that he was stepping down for personal reasons. Fred will be available, however, to assist senior management to insure an orderly and expeditious transition.

     As an early pioneer in green waste collection and processing (biomass production) with my own company in the mid-1980s, I have followed closely the growth of USA Biomass as a solid waste hauler/biomass producer with start-up revenues of $2 million and peaking last fiscal year at gross revenues of $7.6 million. Strategic acquisitions and internal growth this year will post revenues of nearly $19 million and have established the company as a recognized leader in our industry in southern California.

     Since mid-July of this year, I have been actively involved in the day-to-day management of the company focusing principally on assimilating the American Waste Transport acquisition and reviewing all operations company-wide for profitability. This assignment led to the shut-down of redundant facilities, elimination of overlapping layers of management personnel, discontinuance of non-profitable operations, and the disposal of surplus equipment. These initial efforts have already generated cost savings in excess of $1 million annually. As your Chief Executive Officer, I vow to pursue this strategic and timely cost-cutting initiative, and expect to deliver overall annual cost reductions of $2 million by this year-end. These measures should restore USA Biomass to profitability during the first quarter of 2001.

     However, I did not agree to serve as your President & CEO simply to return the company to an acceptable level of profitability. My personal objective and mission in the next several months is to actively manage the forward growth of this company's revenues and net income to significantly enhance shareholder value. You expect and deserve nothing less. Let there be no misunderstanding regarding the level of my personal commitment and resolve to quickly accomplish this objective. Accordingly, I have refused any and all salary compensation from the Board until the company is solidly profitable and I expect that any future compensation for my continued efforts on your behalf will be in the form of reasonable stock options to be granted a per share price well above current market.

     I make this commitment to you as a seasoned industry veteran who founded my own company in 1983 and grew it to the largest biomass/green waste recycling firm in southern California which, in 1992, merged with Western Waste Industries, then the fifth largest solid waste collection, transportation and recycling company in the United States. I was pleased to continue with Western in the capacity of assistant General Counsel and special assistant to the President for green-waste diversion projects.

     My vision for growing the company short and long-term will concentrate on building core business in our existing geographical markets, opening more green waste collection and transfer facilities in high margin urban markets, strategic joint venture projects with private and public partners to guarantee the highest dollar value for our biomass products, and synergistic mergers and acquisitions of recognized trucking and biomass companies in central and northern California and beyond.


Sincerely,


/s/ Lance B. Jones
--------------------
Lance B. Jones
President and C.E.O.